UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials Under Rule 14a-12

ImmunoCellular Therapeutics, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

PRELIMINARY COPIES—SUBJECT TO COMPLETION

IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

April    , 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. The meeting will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, on Friday, June 16, 2017.

The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes four items to be voted on by the stockholders.

Whether or not you plan to attend the meeting, please vote at your earliest convenience by following the instructions in the notice of internet availability of proxy materials or the proxy card you received in the mail.

I hope you will join us.

Sincerely,

Gary S. Titus
Chairman of the Board

IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on June 16, 2017

Notice is hereby given to the holders of common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd. (“ImmunoCellular,” the “Company,” “we” or “our”) that the Annual Meeting of Stockholders will be held on Friday, June 16, 2017 at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, for the following purposes:

(1)	To elect the Board of Directors’ six nominees to serve on the Board of Directors until the 2018 Annual Meeting of Stockholders;

(2)	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 50,000,000;

(3)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017;

(4)	To approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (a “Say-on-Pay” vote); and

(5)	To adjourn the Annual Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of Proposal 2;

(6)	To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only those stockholders of record at the close of business on April 21, 2017 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors

April , 2017
Gary S. Titus
Corporate Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR THE PROXY CARD YOU RECEIVED IN THE MAIL TO VOTE YOUR SHARES. IF YOU VOTE BY TELEPHONE OR VIA THE INTERNET, YOU NEED NOT RETURN A PROXY CARD. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BROKER OR OTHER CUSTODIAN, PLEASE CHECK THE VOTING INSTRUCTIONS PROVIDED TO YOU BY THAT BROKER OR CUSTODIAN.

Important Notice Regarding the Internet Availability of Proxy Materials for the Stockholders Meeting to be Held on

June 16, 2017 at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045.

This Proxy Statement, the accompanying proxy and our 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

PRELIMINARY COPIES—SUBJECT TO COMPLETION

IMMUNOCELLULAR THERAPEUTICS, LTD.

23622 Calabasas Road, Suite 300

Calabasas, California 91302

Annual Meeting of Stockholders to be Held on June 16, 2017

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, $0.0001 par value per share, of ImmunoCellular Therapeutics, Ltd., a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2017 Annual Meeting of Stockholders to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, beginning at 8:00 A.M., local time, on Friday, June 16, 2017, and at any postponement or adjournment of the Annual Meeting.

Pursuant to the rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials, or Notice, to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice, including an option to request paper copies on an ongoing basis. We intend to make this Proxy Statement available on the Internet and to mail the Notice, or to mail the Proxy Statement and Proxy Card, as applicable, on or about April    , 2017 to all stockholders of record as of the close of business on April 21, 2017.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which are (1) to elect the Board of Directors’ six nominees to serve on our Board of Directors until the 2018 Annual Meeting of Stockholders; (2) to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 50,000,000; (3) to ratify the appointment of Marcum LLP as our independent registered public accounting firm; (4) a Say-On-Pay vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement and (5) to adjourn the Annual Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of Proposal 2. In addition, management will report on our performance and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 21, 2017 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Some of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name as the stockholder of record. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•	Stockholder of Record — If on April 21, 2017 your shares are registered directly in your name with our Transfer Agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote your proxy directly with us by sending your proxy to Broadridge or to vote in person at the Annual Meeting. If you submit your proxy telephonically or over the internet, you must vote no later than 11:59 p.m. Eastern Time on June 15, 2017.

•	Beneficial Owner — If on April 21, 2017 your shares are held in the name of a stock brokerage account or a bank or other nominee, you are considered the beneficial owner of shares held in street name and your broker or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date.

How many votes are needed to approve each proposal?

•	For the election of directors, the six nominees receiving the highest number of “FOR” votes (from the holders of shares present in person or represented by proxy and entitled to vote) will be elected as directors. Only “FOR” or “WITHHOLD” votes will affect the outcome.

•	To be approved, Proposal 2, approval of an Amendment to our Amended and Restated Certificate of Incorporation, must receive “FOR” votes from the holders of a majority of the shares of common stock outstanding on the record date. Abstentions will have the same effect as “AGAINST” votes.

•	To be approved, Proposal 3, the ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, must receive “FOR” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

•	Proposal 4, advisory approval of the compensation of our named executive officers as disclosed in this proxy statement, will be considered approved if it receives “FOR” votes from the holders of a majority of the votes cast in person or by proxy at the Annual Meeting.

•	Approval of Proposal 5, adjournment of the Annual Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of Proposal 2, requires “FOR” votes from a majority of the shares present in person or represented by proxy and entitled to vote at the Special Meeting. Abstentions will have the same effect as “AGAINST” votes.

What constitutes a quorum?

Our Bylaws provide that the presence, in person or by proxy, at our Annual Meeting of the holders of a majority of the outstanding shares of our common stock will constitute a quorum.

For the purpose of determining the presence of a quorum, proxies marked “withhold authority” or “abstain” will be counted as present. Shares represented by proxies that include broker non-votes also will be counted as shares present for purposes of establishing a quorum. On the record date of April 21, 2017, there were            shares of our common stock issued and outstanding, and those shares are the only shares that are entitled to vote at the Annual Meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The recommendations of our Board of Directors are set forth together with the description of each proposal in this Proxy Statement. In summary, our Board of Directors recommends a vote:

•	“FOR” election of the directors named in this Proxy Statement (see Proposal 1);

•	“FOR” approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 50,000,000 (see Proposal 2);

•	“FOR” ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (see Proposal 3);

•	“FOR” a Say-On-Pay advisory vote on the compensation of our named executive officers (see Proposal 4);

•	“FOR” adjournment of the Annual Meeting, if necessary or appropriate, to establish a quorum or permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of Proposal 2 (see Proposal 5).

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of April 21, 2017 and bring proof of your identity. If you hold your shares through a broker or other nominee, you will need to provide proof of your share ownership by bringing either a copy of a brokerage statement showing your share ownership as of April 21, 2017, or a legal proxy if you wish to vote your shares in person at the Annual Meeting. In addition to the items mentioned above, you should bring proof of your identity.

How can I vote my shares in person at the Annual Meeting?

•	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. Shares beneficially owned may be voted by you if you receive and present at the Annual Meeting a proxy from your broker or nominee, together with proof of your identity. Even if you plan to attend the Annual Meeting, we urge you to vote by telephone, by Internet or by returning your marked proxy to Broadridge so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

•	You may vote over the Internet. Simply follow the instructions on the notice of internet availability or proxy card. If you vote over the Internet, you should not vote by telephone or vote by returning a proxy card.

•	You may vote by telephone. Simply follow the instructions on the notice of internet availability or proxy card. If you vote over the telephone, you should not vote by Internet or vote by returning a proxy card.

•	You may vote by mail. If you received a proxy card through the mail, simply complete and sign your proxy card and mail it in the enclosed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you vote by mail, you should not vote by telephone or over the Internet.

How will my proxy card be voted?

If the proxy card is executed, returned in time and not revoked, the shares represented by the proxy card, telephone vote or Internet vote will be voted at the Annual Meeting and at any postponement or adjournment of the Annual Meeting in accordance with the directions indicated on the proxy card. IF NO DIRECTIONS ARE INDICATED, PROXIES MAILED, VOTED VIA TELEPHONE OR VOTED VIA INTERNET WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF OUR BOARD OF DIRECTORS ON ALL OF THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT, AND AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT OF THE ANNUAL MEETING, IN THE SOLE DISCRETION OF THE PERSONS NAMED AS PROXY HOLDERS ON THE PROXY CARD.

How may I revoke the voting instructions previously given?

A stockholder who returns a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (1) giving written notice of revocation to our Corporate Secretary, (2) properly submitting to us a duly executed proxy bearing a later date, or (3) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

How may I request multiple sets of proxy materials if two or more stockholders reside in my household?

To minimize our expenses, one Proxy Statement and one 2016 Annual Report on Form 10-K Report may be delivered to two or more stockholders who share an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of these documents to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies of these documents, and requests that in the future separate documents be sent to stockholders who share an address, should be directed by writing to ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary, or by calling our Corporate Secretary at (818) 264-2300.

How may I request a single set of proxy materials for my household?

If you share an address with another stockholder and have received multiple copies of our proxy materials, you may write or call us at the address set forth in the preceding paragraph to request delivery of a single copy of these materials.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors presently consists of seven members. Six of our current directors are nominated for election this year, and Andrew Gengos, one of our current directors, was not nominated for reelection. Effective upon the consummation of the Annual Meeting, the authorized number of directors on our Board of Directors shall be six members. Each director is elected for a term of one year and until his or her successor is elected.

Director Nominees

The following is information concerning our nominees for election as directors. Each nominee currently serves as a director of ImmunoCellular. Each of the nominees listed below, other than Dr. Gringeri, is currently a director who was previously elected by our stockholders. Dr. Gringeri was appointed as a member of our board in December 2016. Our Board of Directors has determined that all of our nominees for election as directors except Dr. Gringeri and Dr. John Yu are independent directors as defined in the NYSE MKT rules governing members of boards of directors.

We believe that each nominee will be able to serve as a director. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

Name	Age	Position(s)

Anthony Gringeri, Ph.D.	64	President, Chief Executive Officer and Director
Gary S. Titus(1)(3)(4)(5)	57	Chairman of the Board and Secretary
Rahul Singhvi, Sc.D.(2)(3)(4)(5)	52	Director
John S. Yu, M.D.(4)	53	Director
Gregg A. Lapointe(1)(5)	58	Director
Mark A. Schlossberg(2)(3)(5)	56	Director

(1)	Member of our Compensation Committee
(2)	Member of our Nominating and Corporate Governance Committee
(3)	Member of our Audit Committee
(4)	Member of our Finance Committee
(5)	Denotes independent Director

Anthony J. Gringeri, Ph.D.

Dr. Gringeri was appointed as Chief Executive Officer and a member of our board in December 2016. Previously, he served as our Senior Vice President – Strategic Resources from August 2013 to December 2016. From 2011 to 2012, Dr. Gringeri served as Vice President and Chief Development Officer of ViaCyte, where he was responsible for all preclinical, clinical and regulatory activities. From 2006 to 2009, Dr. Gringeri served as Chief Operating Officer for Amsterdam Molecular Therapeutics, responsible for corporate strategy and operations, business development, building the company’s commercial capability, and playing a key role in its initial public offering. Prior to that, he worked with Amgen for 15 years in a series of executive leadership roles. He served as Vice President, Product Development, Executive Director, Scientific Operations, Vice President, Scientific Outreach and Licensing Operations, and Vice President, Project Management and Strategic Planning. Dr. Gringeri was the Product Development Team Leader responsible for the successful development and commercialization of ARANESP® (darbepoetin alfa), to treat anemia in patients with kidney failure as well as cancer patients. Dr. Gringeri holds a Ph.D. in pharmacology from the University of Rochester, and has authored multiple scientific publications. Because of Dr. Gringeri’s extensive leadership skills and operational expertise, including his operational experience and deep understanding of our business as our Chief Executive Officer, we believe he is able to make valuable contributions to our Board of Directors.

Gary S. Titus

Mr. Titus was appointed as a director in December 2012 and was appointed as Chairman of the Board and Secretary in September 2015. Mr. Titus has more than 20 years of business experience in the healthcare and biopharmaceutical industries, primarily in senior management roles. Mr. Titus has served as Chief Financial Officer of UroGen Pharma LTD since July 2015. Prior to that from 2014 to 2015, Mr. Titus held the position of Chief Financial Officer of BioCardia, Inc. Prior to that, from 2008 to 2013, Mr. Titus was Senior Vice President and Chief Financial Officer at SciClone Pharmaceuticals, Inc. From 2006 to 2008, Mr. Titus was Senior Vice President of Finance and Chief Financial Officer at Kosan Biosciences, Inc. From 2003 to 2006, he was Chief Financial Officer and Vice President at Nuvelo, Inc. Earlier in his career, Mr. Titus held a variety of positions at other companies, including Metabolex, Inc., Intrabiotics Pharmaceuticals, Inc., Johnson & Johnson’s healthcare division and LifeScan, Inc. Mr. Titus holds a Bachelor of Science degree in Accounting from University of South Florida and a Bachelor of Science degree in Finance from University of Florida and is a Certified Public Accountant (Inactive). Mr. Titus also completed the Global BioExecutive Program at UC Berkeley’s Haas School of Business. Because of Mr. Titus’ extensive experience in the biomedical industry, we believe he is able to make valuable contributions to our Board of Directors.

Rahul Singhvi, Sc.D.

Dr. Singhvi has served as a director since June 2010 and served as our Lead Director from December 2010 until September 2015. He is the Chief Operating Officer of Takeda Vaccines, Inc. and is responsible for Takeda’s global vaccine operations. Before joining Takeda, Dr. Singhvi was with Novavax, Inc., a biopharmaceutical company focused on developing novel, highly potent recombinant vaccines beginning in 2004 and served as President, Chief Executive Officer and a director of Novavax from August 2005 to April 2011. Dr. Singhvi was the Senior Vice President and Chief Operating Officer of Novavax from April 2005 to August 2005 and Vice President – Pharmaceutical Development and Manufacturing Operations from April 2004 to April 2005. For ten years prior to joining Novavax, Dr. Singhvi served in various positions with Merck & Co., Inc., culminating as Director of the Merck Manufacturing Division, where he helped develop several vaccines, including Zostavax ®, the only vaccine on the market to prevent shingles. Dr. Singhvi received his M.S. and Sc.D. degree in Chemical Engineering from the Massachusetts Institute of Technology. He also holds an M.B.A. from the Wharton School. Because of Dr. Singhvi’s experience and knowledge in the operation and leadership of early stage public healthcare companies and extensive expertise and experience in the development and manufacturing of vaccines which may assist the Board in its oversight of our cancer vaccine programs, we believe he is able to make valuable contributions to our Board of Directors.

John S. Yu, M.D.

Dr. Yu has served as a director since November 2006. He served as Chairman of the Board and as our Chief Scientific Officer from January 2007 until September 2015. Dr. Yu also served as Interim Chief Executive Officer from August 2012 until November 2012. He is a member of the full-time faculty in the Department of Neurosurgery at Cedars-Sinai Medical Center where he has worked since 1997. An internationally renowned neurosurgeon, Dr. Yu’s clinical focus is on the treatment of malignant and benign brain and spinal tumors. He is also conducting extensive research in immune and gene therapy for brain tumors. He has also done extensive research in the use of neural stem cells as delivery vehicles for brain cancers and neurodegenerative diseases. He was inducted into Castle and Connelly’s America’s Top Doctors in 2005. Dr. Yu has published articles in a number of prestigious journals, including The Lancet, Cancer Research, Cancer Gene Therapy, Human Gene Therapy, Journal of Neuroimmunology, Journal of Neurological Science and Journal of Neurosurgery. Dr. Yu earned his bachelor’s degree in French literature and biological sciences from Stanford University and spent a year at the Sorbonne in Paris studying French literature. He also pursued a fellowship in immunology at the Institut Pasteur in Paris. He earned his medical degree from Harvard Medical School and master’s degree from the Harvard University’s Department of Genetics. He completed his neurosurgical residency at Massachusetts General Hospital in Boston. In addition, he was a Neuroscience Fellow at the National Institutes of Mental Health in the Neuroimmunology Unit at Massachusetts General Hospital from 1988 to 1989 and was a Culpepper Scholar at the Molecular Neurogenetics Unit at that hospital from 1993 to 1995. His other honors include the Preuss Award, Joint Section on Tumors, American Association of Neurological Surgeons and Congress of Neurologic Surgeons in 1995. He received the Academy Award from the American Academy of Neurological Surgery at its 1996 annual meeting. Other honors include the Young Investigator Award from the Congress of Neurological Surgeons in 2000, the National Brain Tumor Foundation Grant in 2001, and the Mahaley Clinical Research award from the American Association of Neurological Surgeons in 2005. Dr. Yu, as a recognized leader in the field of neurosurgery, has extensive knowledge of current therapies and therapies under development for the treatment of brain tumors and has participated in numerous clinical trials for potential therapies in this field. As our former Chief Scientific Officer and the co-inventor of our brain tumor vaccine technologies, Dr. Yu brings to the Board significant scientific expertise directly relevant to our product research and development activities.

Gregg A. Lapointe

Mr. Lapointe has served as a director since September 2015. Mr. Lapointe has served the Chief Executive Officer of Cerium Pharmaceuticals, Inc., a specialty pharmaceutical company, since April 2012. He previously served as Chief Operating Officer from November 2003 to March 2008 and then as Chief Executive Officer from April 2008 to February 2012 of Sigma-Tau Pharmaceuticals, Inc., a pharmaceutical company focused on rare disorders and the U.S. wholly-owned subsidiary of Sigma-Tau Finanziaria S.p.A. Lapointe is a Certified Public Accountant (Illinois). He holds a Bachelor of Commerce degree from Concordia University of Montreal, a Graduate Diploma in Public Accountancy from McGill University of Montreal and a Master of Business Administration degree from Duke University. Mr. Lapointe also serves on the Boards of Directors of SciClone Pharmaceuticals, Inc., Soligenix, Inc., and Cytori Therapeutics, Inc. Because of Mr. Lapointe’s deep and broad executive, financial, operational, commercial and general management experience in large and small biopharmaceutical companies, we believe he is able to make valuable contributions to our Board of Directors.

Mark A. Schlossberg

Mr. Schlossberg has served as a director since September 2015. Mr. Schlossberg has served as Senior Vice President, General Counsel and Corporate Secretary of Impax Laboratories, Inc. since May 2011, where he is part of the senior management team responsible for the strategic direction and financial condition of the company. He leads the legal team and previously had responsibility for the healthcare compliance team. From September 2004 to May 2011, he served as Vice President, Associate General Counsel of Amgen Inc., where he had legal responsibility for corporate governance, securities law, licensing, mergers and acquisitions, global operations, and sales and marketing compliance. Prior to joining Amgen, he held legal and business positions at Medtronic, Inc., and legal positions at Diageo plc, RJR Nabisco, Inc. and Mudge Rose Guthrie Alexander & Ferdon. Mr. Schlossberg holds a Bachelor of Sciences in business administration, finance from the University of Southern California and a Juris Doctor degree from Emory University. Because of Mr. Schlossberg’s more than 15 years of experience in the biotechnology, pharmaceutical and medical device industries, and broad expertise in general management, legal affairs, finance, business development, and mergers and acquisitions, we believe he is able to make valuable contributions to our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES FOR ELECTION AS DIRECTORS.

Board of Directors

Our property, affairs and business are conducted under the supervision and management of our Board of Directors as called for under the laws of Delaware and our Bylaws. Our Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, each member of which is “independent” under the independence standards of both the NYSE MKT and the Securities and Exchange Commission (the “SEC”).

The Board of Directors held fourteen meetings during the 2016 fiscal year. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings of all Board committees on which he served that were held during the portion of the 2016 fiscal year in which he served as a director or served on such committees, as applicable.

Committees of the Board of Directors

Our Board of Directors has established an Audit Committee, which currently consists of Mr. Titus, as Chair, Dr. Singhvi and Mr. Schlossberg. The Audit Committee held four meetings during the 2016 fiscal year.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to:

•	the quality and integrity of our financial statements and reports;

•	the independent registered public accounting firm’s qualifications and independence; and

•	the performance of our internal audit function and independent registered public accounting firm.

The Audit Committee appoints the independent registered public accounting firm, reviews with that accounting firm the plans and results of the audit engagement, approves permitted non-audit services provided by our independent registered public accounting firm and reviews that firm’s independence. Mr. Titus has been designated as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”).

Our Board of Directors has established a Compensation Committee, which currently consists of Mr. Lapointe, as Chair and Mr. Titus. The Compensation Committee reviews, and makes recommendations to the full Board of Directors relating to, the compensation of our officers and directors, including our officers’ annual salaries and bonuses and the terms and conditions of option grants to our officers and directors under our equity incentive plan. The Compensation Committee held three meetings during the 2016 fiscal year.

Our Board of Directors has established a Finance Committee currently consisting of Dr. Singhvi, as Chair, Mr. Titus and Dr. Yu. The Finance Committee has oversight responsibility for all material financial matters affecting the Company, including capital management, funding strategy and investing activities related to our financial position and financing activities. The Finance Committee held three meetings during the 2016 fiscal year.

Our Board of Directors has established a Nominating and Corporate Governance Committee, which currently consists of Dr. Singhvi, as Chair and Mr. Titus. The Nominating and Corporate Governance Committee develops and recommends corporate governance guidelines to the Board, selects or recommends for selection nominees to serve on the Board, and oversees the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee held one meeting during the 2016 fiscal year.

The Charters of the Audit, Compensation and Nominating and Corporate Governance Committees are available on our website at www.imuc.com.

Stockholder Recommendations of Director Candidates; Qualifications of Director Nominees

The Nominating and Corporate Governance Committee will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to us at our principal executive office at 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. To be timely, the notice must be received by us no later than 120 days prior to the date on which the proxy statement for the preceding year’s Annual Meeting of Stockholders was mailed to stockholders. Notice of a nomination must include the proposer’s name, address and number of shares he or she owns; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include any other information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws. A stockholder must submit the nominee’s consent to be elected and to serve. The Nominating and Corporate Governance Committee may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee. Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

The Nominating and Corporate Governance Committee has not established any specific minimum qualifications for director candidates or any specific qualities or skills that a candidate must possess in order to be considered qualified to be nominated as a director. Qualifications for consideration as a director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. In making its nominations, our Nominating and Corporate Governance Committee generally will consider, among other things, an individual’s business experience, industry experience, financial background, breadth of knowledge about issues affecting our company, time available for meetings and consultation regarding company matters and other particular skills and experience possessed by the individual. Although the Nominating and Corporate Governance Committee believes that director nominees should add to the range of backgrounds and experiences of the Company’s directors, neither the Committee nor the Board of Directors has a policy regarding the consideration of diversity in identifying and evaluating director nominees.

Board Leadership Structure and Role in Risk Oversight

Gary S. Titus serves as the Chairman of the Board of Directors and Anthony Gringeri, Ph.D. serves as the Company’s President and Chief Executive Officer. The Board of Directors believes that separating the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board in its oversight of both management and risks facing the Company.

The full Board of Directors has responsibility for general oversight of risks facing the Company, with reviews of certain areas of risk being conducted by the relevant Board committees, which then provide reports to the full Board. The Board receives reports from management on areas of risk facing the Company and periodically conducts discussions with management regarding the identification, assessment and management of these risks.

Stockholder Communication with Board Members

Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Board Members’ Attendance at Annual Meetings

We do not have a specific policy regarding our directors attending our annual stockholders meetings; however, directors are encouraged to attend these meetings. All of our then directors attended our 2016 annual stockholders meeting.

Compensation of Directors

On August 2, 2012, the Board of Directors adopted certain revisions to the compensation program for non-employee directors. The annual cash retainer was increased to $30,000 for serving as a director, the fee for telephonic board meetings lasting more than one hour was increased to $1,500, the fee for committee meetings will be paid to the chair and other members of the committee and invited board members and the fee for committee meetings lasting more than one hour was increased to $1,000. The annual retainers paid to the Chairman of the Board and the Lead Director were increased to $5,500 and the annual retainers paid to the Audit Committee Chairman and the Chairs of the other board committees were increased to $11,000 and $5,500, respectively. The members of the Executive Committee will receive an annual retainer of $5,250 and $750 for committee meetings lasting up to one hour and $1,500 for meetings lasting more than one hour. In addition, seven-year non-qualified stock options to purchase shares of our common stock are to be granted annually on the date of the annual stockholders’ meeting to each non-employee director at an exercise price equal to the last reported trading price of our common stock on that date, with such option to vest quarterly over the four-year period following the date of grant in the following amounts: Chairman of the Board – 1,250 shares, Lead Director – 1,250 shares, board members (other than Chair and Lead) 750 shares, Audit Committee Chair – 500 shares, Compensation Committee, Finance and Nominating and Corporate Governance Committee Chairs each to receive 250 shares, and members of Committees (other than Chairs) to receive 125 shares, with all vested options to be exercisable for 24 months after termination for any reason except termination for cause by us.

During the fiscal year ended December 31, 2016, we paid our non-employee directors cash compensation for serving on the Board of Directors and committees of the Board and granted a non-qualified option to purchase shares of common stock to each of our directors for their service as a director. Each of the options granted to the directors has a term of ten years, vests in a series of four equal quarterly installments following the date of grant, and may be exercised within their term during the period the grantee provides services to us and for 24 months after the grantee ceases providing services for any reason other than termination by us for cause. The amounts of the annual grants in June 2016 at an exercise price of $9.60 per share were: Gary Titus, 3,918 shares; Dr. Rahul Singhvi, 3,918 shares, Dr. John Yu, 3,918 shares, Gregg Lapointe, 3,918 shares and Mark Schlossberg, 3,918 shares.

The following table sets forth information concerning the compensation paid to each of our directors during 2016 for their services rendered as directors. The compensation of Mr. Gringeri, who serves as a director and as our President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers. The compensation of Mr. Gengos, who serves as a director and previously served as our President and Chief Executive Officer, is described in the Summary Compensation Table of Executive Officers.

Director Compensation for Fiscal Year 2016

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)(7)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Gary S. Titus	$72,250		$25,000	(2)				$97,250
Rahul Singhvi, Sc.D	$61,250		$25,000	(3)				$86,250
John S. Yu, M.D	$44,500		$25,000	(4)				$69,500
Gregg A. Lapointe	$48,500		$25,000	(5)				$73,500
Mark A. Schlossberg	$49,750		$25,000	(6)				$74,750

(1)	This column represents the aggregate grant date fair value of options awarded computed in accordance with FASB ASC topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(2)	On June 17, 2016, we granted to Mr. Titus a ten-year non-qualified option to purchase 3,918 shares of our common stock at an exercise price of $9.60 per share that vests quarterly over a period of four quarters.
(3)	On June 17, 2016, we granted to Dr. Singhvi a ten-year non-qualified option to purchase 3,918 shares of our common stock at an exercise price of $9.60 per share that vests quarterly over a period of four quarters.
(4)	On June 17, 2016, we granted to Dr. Yu a ten-year non-qualified option to purchase 3,918 shares of our common stock at an exercise price of $9.60 per share that vests quarterly over a period of four quarters.
(5)	On June 17, 2016, we granted to Mr. Lapointe a ten-year non-qualified option to purchase 3,918 shares of our common stock at an exercise price of $9.60 per share that vests quarterly over a period of four quarters.
(6)	On June 17, 2016, we granted to Mr. Schlossberg a ten-year non-qualified option to purchase 3,918 shares of our common stock at an exercise price of $9.60 per share that vests quarterly over a period of four quarters.
(7)	As of December 31, 2016, our non-employee directors held vested and unvested options, which they received as compensation for their services as directors to purchase the following number of shares of our common stock: Mr. Titus – 9,438 shares, Dr. Singhvi – 14,260 shares, Dr. Yu – 11,207 shares, Mr. Lapointe – 4,919 shares, and Mr. Schlossberg – 4,919 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than 10% of our common stock to file initial reports of ownership and changes in ownership with the SEC. Based on a review of such forms furnished to us and written representations from our executive officers and directors, we believe that during 2016 our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements, with the exception of one late Form 4 report for Andrew Gengos on February 13, 2017 to report 3,284 shares withheld to satisfy the mandatory tax withholding requirement upon vesting of restricted stock units on December 31, 2016.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 14, 2017 (a) by each person known by us to own beneficially 5% or more of any class of our common stock, (b) by each of our executive officers named in the Summary Compensation Table and our directors and (c) by all executive officers and directors of this company as a group. As of April 14, 2017, there were 3,464,175 shares of our common stock issued and outstanding. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all the shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned (2)		Percent of Total
John S. Yu, M.D.	15,406	(3)	*

Andrew Gengos	47,147	(4)	1.36%

Anthony Gringeri, Ph.D.	17,663	(5)	*

David Fractor	8,122	(6)	*

Rahul Singhvi, Sc.D.	11,152	(7)	*

Steven J. Swanson, Ph.D.	6,718	(8)	*

Gary S. Titus	6,624	(9)	*

Gregg A. Lapointe	2,334	(10)	*

Mark A. Schlossberg	2,334	(11)	*

All executive officers and directors as a group (9 persons)	117,500	(12)	3.28%

*	Less than 1%.
(1)	The address of each of the persons shown is c/o ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302.
(2)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days of April 14, 2017, are deemed outstanding, including for purposes of computing the percentage ownership of the person holding such option, warrant or convertible security, but not for purposes of computing the percentage of any other holder.
(3)	Includes 14,898 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017.
(4)	Includes 40,000 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017 and warrants to purchase 723 shares of common stock.
(5)	Includes 11,738 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017 and warrants to purchase 525 shares of common stock.
(6)	Includes 5,040 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017 and warrants to purchase 291 shares of common stock.
(7)	Includes 10,777 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017.
(8)	Includes 6,093 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017.
(9)	Includes 5,924 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017.
(10)	Includes 2,334 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017.
(11)	Includes 2,334 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017.
(12)	Includes 99,138 shares of common stock underlying stock options that are exercisable within 60 days of April 14, 2017 and warrants to purchase 1,539 shares of common stock.

Executive Officers

Our executive officers are Gary S. Titus, age 57, who serves as our Chairman of the Board and Secretary; Anthony Gringeri, Ph.D., age 64, who serves as our President and Chief Executive Officer; David Fractor, age 57, who serves as our Vice President of Finance and Principal Accounting Officer and Steven J. Swanson, Ph.D., age 61, who serves as our Senior Vice President – Research. Information about Mr. Titus and Dr. Gringeri is presented above under “Director Nominees.”

Mr. Fractor has served as our Treasurer and Chief Financial Officer on a part-time basis since April 2011 and as our Vice President of Finance and Principal Accounting Officer on a part-time basis since March 2013. Since 2003, Mr. Fractor has been a consultant providing financial consulting and strategic planning services, including Sarbanes-Oxley compliance consulting services, to a variety of companies in a variety of industries. From 1999 through 2003, Mr. Fractor was the Chief Financial Officer of HemaCare Corporation, a publicly traded corporation which collects, manufactures, tests and distributes blood products to hospitals and provides blood services to patients in hospital settings on an outsourcing basis. Mr. Fractor received his B.S. in Accounting from the University of Southern California in 1982 and is a certified public accountant and a member of AICPA and the California Society of CPAs.

Dr. Swanson has served as our Senior Vice President – Research since February 2015. Prior to joining ImmunoCellular, Dr. Swanson was an independent consultant advising biopharmaceutical companies on basic immunology research, bioanalytical procedures, immunogenicity assessment, regulatory affairs and product quality. Dr. Swanson spent 15 years at Amgen as Department Head for Clinical Immunology, a then-new department providing immunogenicity and cytometry support for all of Amgen’s therapeutic proteins. Prior to joining Amgen, he led the immunoassay laboratory in the Biotechnology department at Schering Plough Research Institute. Dr. Swanson has been actively involved in multiple industry professional associations, including the American Association of Pharmaceutical Scientists (AAPS), where he is a Fellow, and was a co-author of AAPS-sponsored Industry White Papers that were incorporated into FDA and EMA Guidance for Immunogenicity Assessment. He was also an industry representative for the EMA Committee that developed the first Immunogenicity Recommendations, and was engaged by the FDA to train reviewers on immunogenicity assessment. Dr. Swanson has authored more than 60 publications. He holds a BA in chemistry/biology from North Central College, a PhD in microbiology from the University of Iowa, and completed a post-doctoral fellowship at The Ohio State University.

Compensation of Named Executive Officers

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2016 to the following:

•	Andrew Gengos, who served as our President and Chief Executive Officer until December 13, 2016;

•	Anthony Gringeri, Ph.D., who served as our Senior Vice President - Strategic Resources from August 2013 to December 13, 2016 and who serves as our President and Chief Executive Officer effective December 13, 2016;

•	Steven J. Swanson, Ph.D., our Senior Vice President – Research; and

•	David Fractor, our Vice President – Finance and Principal Accounting Officer.

In determining the compensation of executive officers, the Compensation Committee and the Board of Directors considered the performance of the executive officers, attainment of corporate goals, compensation of executive officers of similar biotechnology companies, and recommendations from a compensation consultant.

Summary Compensation Table

	Year	Salary ($)		Bonus ($)	Stock Awards ($) (9)		Option Awards ($) (9)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)		Total Compensation ($)
Andrew Gengos,	2016	$481,057	(1)	—	$49,500	(10)	$81,034	(17)	$—	$—	$447,762	(25)	$1,059,353
Former President and Chief Executive Officer	2015	$427,450	(2)	286,392	$87,000	(11)	$93,450	(18)	$—	$—	$—		$894,292

Anthony Gringeri	2016	$341,443	(3)	27,548	$24,750	(12)	$52,093	(19)	$—	$—			$445,834
President and Chief Executive Officer	2015	$328,058	(4)	131,879	$43,500	(13)	$60,075	(20)	$—	$—	$—		$563,512

Steven J. Swanson	2016	$294,500	(5)	19,071	$8,250	(14)	$34,729	(21)	$—	$—	$—		$356,550
Senior Vice President – Research	2015	$249,375	(6)	100,249	$—		$155,050	(22)	$—	$—	$—		$504,674

David Fractor	2016	$191,910	(7)	10,595	$11,550	(15)	$23,153	(23)	$—	$—	$—		$237,208
Vice President of Finance	2015	$182,911	(8)	49,020	$20,300	(16)	$26,700	(24)	$—	$—	$—		$278,931

(1)	Includes $35,878 per month for the period January 1, 2016 to February 29, 2016 and $37,314 per month for the period from March 1, 2016 to December 31, 2016.
(2)	Includes $34,333 per month for the period January 1, 2015 to February 28, 2015 and $35,878 per month for the period from March 1, 2015 to December 31, 2015.
(3)	Includes $27,536 per month for the period from January 1, 2016 through February 29, 2016 and $28,637 per month for the period from March 1, 2016 to December 31, 2016.
(4)	Includes $26,350 per month for the period from January 1, 2015 through February 28, 2015 and $27,536 per month for the period from March 1, 2015 to December 31, 2015.
(5)	Includes $23,750 per month for the period from January 1, 2016 through February 29, 2016 and $24,700 per month for the period from March 1, 2016 to December 31, 2016.
(6)	Includes $23,750 per month for the period February 16, 2015 through December 31, 2015.
(7)	Includes $15,353 per month for the period from January 1, 2016 through February 29, 2016 and $16,120 per month for the period from March 1, 2016 to December 31, 2016.
(8)	Includes $14,692 per month for the period from January 1, 2015 through February 28, 2015 and $15,353 per month for the period from March 1, 2015 to December 31, 2015.
(9)	These columns represent restricted stock unit and option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the restricted stock unit and option grants, refer to Note 2 of our financial statements. These amounts do not correspond to the actual value that will be recognized by the named executives from these awards.
(10)	Includes 3,750 restricted stock units granted on March 11, 2016, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(11)	Includes 3,750 restricted stock units granted on March 20, 2015, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(12)	Includes 1,875 restricted stock units granted on March 11, 2016, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(13)	Includes 1,875 restricted stock units granted on March 20, 2015, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(14)	Includes 625 restricted stock units granted on March 11, 2016, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(15)	Includes 875 restricted stock units granted on March 11, 2016, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(16)	Includes 875 restricted stock units granted on March 20, 2015, with each restricted stock unit representing a contingent right to receive one share of our common stock, vesting in full on the second anniversary of the grant.
(17)	Includes a ten-year option to purchase 8,750 shares of our common stock granted on March 11, 2016, at an exercise price of $13.20 per share, vesting in 48 equal monthly installment from the grant date.
(18)	Includes a ten-year option to purchase 4,375 shares of our common stock granted on March 20, 2015, at an exercise price of $22.80 per share, vesting in 48 equal monthly installment from the grant date and a ten-year option to purchase 4,375 shares of our common stock granted on March 20, 2015, at an exercise price of $22.80 per share, vesting immediately if the average daily closing price of our common stock on the NYSE MKT during any10 consecutive trading pay period exceeds a closing $80.00 weighted average bid and ask price per share (as adjusted for any stock splits and the like).

(19)	Includes a ten-year option to purchase 5,625 shares of our common stock granted on March 11, 2016, at an exercise price of $13.20 per share, vesting in 48 equal monthly installment from the grant date.
(20)	Includes a ten-year option to purchase 2,812 shares of our common stock granted on March 20, 2015, at an exercise price of $22.80 per share, vesting in 48 equal monthly installment from the grant date and a ten-year option to purchase 2,812 shares of our common stock granted on March 20, 2015, at an exercise price of $22.80 per share, vesting immediately if the average daily closing price of our common stock on the NYSE MKT during any10 consecutive trading pay period exceeds a closing $80.00 weighted average bid and ask price per share (as adjusted for any stock splits and the like).
(21)	Includes a ten-year option to purchase 3,750 shares of our common stock granted on March 11, 2016, at an exercise price of $13.20 per share, vesting in 48 equal monthly installment from the grant date.
(22)	Includes a ten-year option to purchase 8,750 shares of our common stock granted on March 6, 2015, at an exercise price of $23.60 per share, with 2,187 shares vesting on March 6, 2016 and the remaining shares vesting in 36 equal monthly installments thereafter.
(23)	Includes a ten-year option to purchase 2,500 shares of our common stock granted on March 11, 2016, at an exercise price of $13.20 per share, vesting in 48 equal monthly installment from the grant date.
(24)	Includes a ten-year option to purchase 1,250 shares of our common stock granted on March 20, 2015, at an exercise price of $22.80 per share, vesting in 48 equal monthly installment from the grant date and a ten-year option to purchase 1,250 shares of our common stock granted on March 20, 2015, at an exercise price of $22.80 per share, vesting immediately if the average daily closing price of our common stock on the NYSE MKT during any10 consecutive trading pay period exceeds a closing $80.00 weighted average bid and ask price per share (as adjusted for any stock splits and the like).
(25)	Includes one year of severance payable in March 2017.

Outstanding Equity Awards

The following table sets forth information as of December 31, 2016 concerning unexercised options, unvested stock and equity incentive plan awards for the executive officers named in the Summary Compensation Table.

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($) (11)
Andrew Gengos	12/3/2012	17,500	(1)	—	(1)	$85.20	12/2/2019	—		—
	3/7/2014	5,000	(1)	—	(1)	$53.60	3/6/2024	—		—
	3/20/2015	4,375	(1)	—	(1)	$23.20	3/20/2025	—		—
	3/20/2015	4,375	(1)	—	(1)	$23.20	3/20/2025	—		—
	3/11/2016	8,750	(1)	—	(1)	$13.20	3/10/2026	—		—

Anthony Gringeri, Ph.D.	9/20/2013	6,719	(2)	781	(2)	$108.00	9/19/2023	—		—
	3/7/2014	1,445	(3)	430	(3)	$53.60	3/6/2024	—		—
	3/20/2015	1,465	(4)	1,348	(4)	$23.20	3/20/2025	—		—
	3/20/2015	—	(5)	2,813	(5)	$23.20	3/20/2025	—		—
	3/20/2015	—		—		—	—	1,875	(7)	$3,844
	3/11/2016	1,289	(4)	4,336	(4)	$13.20	3/10/2026	—		—
	3/11/2016	—		—		—	—	1,875	(7)	$3,844

Steven J. Swanson, Ph.D.	3/6/2015	4,557	(6)	4,193	(6)	$23.20	3/5/2025	—		—
	3/11/2016	859	(4)	2,891	(4)	$13.20	3/10/2026	—		—
	3/11/2016	—		—		—	—	625	(7)	$1,281

David Fractor	4/4/2011	1,050	(4)	—	(4)	$90.00	4/3/2021	—		—
	10/24/2011	250	(8)	—	(8)	$56.80	10/23/2021	—		—
	2/24/2012	250	(9)	—	(9)	$76.00	2/23/2022	—		—
	3/1/2013	1,600	(10)	—		$108.80	2/28/2023	—		—
	3/7/2014	385	(4)	115	(4)	$53.60	3/6/2024	—		—
	3/19/2015	651	(4)	599	(4)	$23.20	3/18/2025	—		—
	3/19/2015	—		1,250		$23.20	3/18/2025	—		—
	3/20/2015	—		—		—	—	875	(7)	$1,794
	3/11/2016	469	(4)	2,031	(4)	$13.20	3/10/2026	—		—
	3/11/2016	—		—		—	—	875	(7)	$1,794

(1)	Vested in full on December 31, 2016.
(2)	Vested 1,875 on the one year anniversary of the Option Grant Date and then in 36 equal monthly installments thereafter.
(3)	Vested 234 on the sixth month anniversary of the Option Grant Date and then in 42 equal monthly installments thereafter.
(4)	Vests in monthly installments over a four year period following the Option Grant Date.
(5)	Vests immediately if the average daily closing price of our common stock on the NYSE MKT during any10 consecutive trading pay period exceeds a closing $80.00 weighted average bid and ask price per share (as adjusted for any stock splits and the like).
(6)	Vests 2,188 on the one year anniversary of the Option Grant Date and then in 36 equal monthly installments thereafter.
(7)	Vests in full on the second anniversary of the grant date.
(8)	Vested in 36 equal monthly installments.
(9)	Vested in quarterly installments over a one year period following the Option Grant Date.
(10)	Vested 400 on the one year anniversary of the Option Grant Date and then in 36 equal monthly installments thereafter.
(11)	The market value is calculated using the closing price per share of our common stock of $2.05 per share on December 31, 2016.

Change of Control and Severance Agreements

Change of control and severance agreements. We have entered into change of control and severance agreements with certain of our named executive officers, as set forth in their respective employment agreements.

The employment agreement with Mr. Gengos provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Mr. Gengos terminates his employment agreement for good reason (as defined in the employment agreement), in either case prior to the closing of a change of control or more than 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Mr. Gengos equal to twelve months of his base annual salary; (ii) provided that Mr. Gengos timely elects continued coverage under COBRA, we will pay Mr. Gengos’ COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) 12 months following separation from service, (b) the date Mr. Gengos becomes eligible for group health insurance coverage through a new employer or (c) the date Mr. Gengos ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a), (b) or (c), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Mr. Gengos, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Mr. Gengos’ option (as defined in the employment agreement) so that 100% of his option will vest as of his last day of employment and will be exercisable for 90 days after termination. The receipt of any payment described above is subject to Mr. Gengos signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us. On December 13, 2016, Mr. Gengos resigned from his position as President and Chief Executive Officer of the Company. On such date, the Company entered into a separation agreement with Mr. Gengos, pursuant to which Mr. Gengos remained an employee of the Company until December 31, 2016. Following the separation, Mr. Gengos remained a member of the Board of Directors.

The employment agreement with Dr. Gringeri provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Dr. Gringeri terminates his employment agreement for good reason (as defined in the employment agreement), then (i) we will be required to make payments to Dr. Gringeri equal to six months of his base annual salary over the six month period following his separation, beginning 60 days after such termination; (ii) provided that Dr. Gringeri timely elects continued coverage under COBRA, we will pay Dr. Gringeri’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, (b) the date Mr. Gringeri becomes eligible for group health insurance coverage through a new employer or (c) the date Dr. Gringeri ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a), (b) or (c), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Gringeri, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Gringeri’s option (as defined in the employment agreement) such that the shares that would have vested in the six months following separation from service shall be deemed vested and exercisable as of his last day of employment and will be exercisable for 90 days after termination. In the event that we terminate Dr. Gringeri’s employment agreement without cause or Dr. Gringeri terminates his employment agreement for good reason, in either case within 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Dr. Gringeri equal to six months of his base annual salary; (ii) provided that Dr. Gringeri timely elects continued coverage under COBRA, we will pay Dr. Gringeri’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, (b) the date Mr. Gringeri becomes eligible for group health insurance coverage through a new employer or (c) the date Dr. Gringeri ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a), (b) or (c), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Gringeri, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Gringeri’s option such that 50% of the then-unvested shares subject to the option (or other equity interests) will vest as of his last day of employment and will be exercisable for 90 days after termination. The receipt of any payment described above is subject to Dr. Gringeri signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us. In the event that Dr. Gringeri resigns without good reason, or if we terminate his employment for cause, then (i) he will no longer vest in any equity interests, (ii) all payments of compensation will terminate immediately (except as to amounts already earned), and (c) he will not be entitled to any severance benefits.

The employment agreement with Dr. Swanson provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Dr. Swanson terminates his employment agreement for good reason (as defined in the employment agreement), then (i) we will be required to make payments to Dr. Swanson equal to six months of his base annual salary over the six month period following his separation, beginning 60 days after such termination; (ii) provided that Dr. Swanson timely elects continued coverage under COBRA, we will pay Dr. Swanson’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, (b) the date Dr. Swanson becomes eligible for group health insurance coverage through a new employer or (c) the date Dr. Swanson ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a), (b) or (c), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Swanson, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Swanson’s option (as defined in the employment agreement) such that the shares that would have vested in the six months following separation from service shall be deemed vested and exercisable as of his last day of employment and will be exercisable for 90 days after termination. In the event that we terminate Dr. Swanson’s employment agreement without cause or Dr. Swanson terminates his employment agreement for good reason, in either case within 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Dr. Swanson equal to six months of his base annual salary; (ii) provided that Dr. Swanson timely elects continued coverage under COBRA, we will pay Dr. Swanson’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, (b) the date Dr. Swanson becomes eligible for group health insurance coverage through a new employer or (c) the date Dr. Swanson ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a), (b) or (c), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Dr. Swanson, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Dr. Swanson’s option such that 50% of the then-unvested shares subject to the option (or other equity interests) will vest as of his last day of employment and will be exercisable for 90 days after termination. The receipt of any payment described above is subject to Dr. Swanson signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us. In the event that Dr. Swanson resigns without good reason, or if we terminate his employment for cause, then (i) he will no longer vest in any equity interests, (ii) all payments of compensation will terminate immediately (except as to amounts already earned), and (c) he will not be entitled to any severance benefits.

The employment agreement with Mr. Fractor provides that in the event that we terminate his employment agreement without cause (as defined in the employment agreement) or Mr. Fractor terminates his employment agreement for good reason (as defined in the employment agreement), then (i) we will be required to make payments to Mr. Fractor equal to six months of his base annual salary over the six month period following his separation, beginning 60 days after such termination; (ii) provided that Mr. Fractor timely elects continued coverage under COBRA, we will pay Mr. Fractor’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, (b) the date Mr. Fractor becomes eligible for group health insurance coverage through a new employer or (c) the date Mr. Fractor ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a), (b) or (c), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Mr. Fractor, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Mr. Fractor’s option (as defined in the employment agreement) such that the shares that would have vested in the six months following separation from service shall be deemed vested and exercisable as of his last day of employment. In the event that we terminate Mr. Fractor’s employment agreement without cause or Mr. Fractor terminates his employment agreement for good reason, in either case within 12 months following the closing of a change of control (as defined in the employment agreement and specifically excluding any sale of stock for capital raising purposes), then (i) we upon such termination will be required to make a lump sum payment to Mr. Fractor equal to six months of his base annual salary; (ii) provided that Mr. Fractor timely elects continued coverage under COBRA, we will pay Mr. Fractor’s COBRA premiums to continue his coverage through the period starting on the separation from service and ending on the earliest to occur of (a) six months following separation from service, (b) the date Mr. Fractor becomes eligible for group health insurance coverage through a new employer or (c) the date Mr. Fractor ceases to be eligible for COBRA continuation coverage for any reason; notwithstanding (a), (b) or (c), if we determine that we cannot pay the COBRA premiums without a substantial risk of violating applicable law, we will instead pay to Mr. Fractor, on the first day of each calendar month, a fully taxable cash payment equal to the applicable COBRA premiums for that month, subject to applicable tax withholdings, for the remainder of the COBRA premium period; and (iii) we will accelerate the vesting of Mr. Fractor’s options such that 25% of the then-unvested shares subject to the option (or other equity interests) will be deemed vested and exercisable as of his last day of employment. The receipt of any payment described above is subject to Mr. Fractor signing and not revoking a separation agreement and release of claims in a form reasonably satisfactory to us. In the event that Mr. Fractor resigns without good reason, or if we terminate his employment for cause, then (i) he will no longer vest in any equity interests, (ii) all payments of compensation will terminate immediately (except as to amounts already earned), and (c) he will not be entitled to any severance benefits.

Estimated Change of Control and Severance Benefits

The following charts present the approximate amount of the benefits that each of our named executive officers would have been entitled to have his employment terminated under the circumstances described in the preceding paragraphs on December 31, 2016.

Change of control benefits. The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had benefits for termination in connection with a change of control been triggered on December 31, 2016:

	Change of Control(1)
Name	Salary Continuation ($)(2)	Continuation of COBRA ($)	Equity Acceleration ($)(3)	Total ($)
Andrew Gengos	$—	$—	$—	$—
Anthony Gringeri, Ph.D.	$171,823	$3,798	$7,688	$183,309
Steven J. Swanson, Ph.D.	$142,500	$16,645	$1,281	$160,426
David Fractor	$92,117	$13,624	$3,588	$109,329

(1)	As described above, these severance amounts are generally payable if the executive officer’s employment is terminated without cause or for good reason from 90 days prior to or 12 months following a change of control.
(2)	Amounts in this column are based upon salary in effect as of December 31, 2016.
(3)	The aggregate dollar value to be realized in connection with the acceleration of the equity awards represents the difference between the aggregate market value of our common stock underlying the accelerated stock options, which was based on our common stock’s closing price of $2.05 per share as of December 31, 2016, and the aggregate exercise price of the accelerated stock options.

Severance benefits. The following chart presents our estimates of the dollar values of the benefits to which each of the named executive officers would have been entitled had his employment terminated by us under the circumstances described above without cause or by the executive for good reason (other than in connection with a change of control) on December 31, 2016:

	Termination by the Company Without Cause or Involuntary Termination for Good Reason
Name	Salary Continuation ($)(1)	Continuation of COBRA ($)	Equity Acceleration ($)(2)	Total ($)
Andrew Gengos	$—	$—	$—	$—
Anthony Gringeri, Ph.D.	$171,823	$3,798	$7,688	$183,309
Steven J. Swanson, Ph.D.	$142,500	$16,645	$1,281	$160,426
David Fractor	$92,117	$13,624	$3,588	$109,329

(1)	Amounts in this column are based upon salary in effect as of December 31, 2016.
(2)	The aggregate dollar value to be realized in connection with the acceleration of the equity awards represents the difference between the aggregate market value of our common stock underlying the accelerated stock options, which was based on our common stock’s closing price of $2.05 per share as of December 31, 2016, and the aggregate exercise price of the accelerated stock options.

Employment Agreements and Offer Letter Agreement

We entered into employment agreements with certain of our named executive officers in connection with their commencement of employment with us. These employment agreements typically include the named executive officer’s initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant, as well as change of control and severance arrangements. See “Change of Control and Severance Agreements” above. We entered into an offer letter agreement with David Fractor in connection with his commencement of employment by us, including his initial base salary and stock option grant along with vesting provisions with respect to such initial stock option grant.

401(k) Plan

We have a 401(k) Plan to allow eligible employees to elect to reduce the amount of their compensation that is currently subject to income taxes. We currently do not make matching or other contributions to the 401(k) Plan on behalf of eligible employees, including our named executive officers.

Limitation on Liability and Indemnification Matters

Our Amended and Restated Certificate of Incorporation provides that, to the full extent permitted by the Delaware General Corporation Law, no director will be personally liable to us or our stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director.

Our Amended and Restated Certificate of Incorporation also provides that each person who is or was or had agreed to become a director or officer, and each such person who is or was serving or who had agreed to serve at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity, will be indemnified by us to the full extent permitted by the Delaware General Corporation Law and will be entitled to advancement of expenses in connection therewith. Our Bylaws have similar indemnification provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In addition, we have entered into indemnification agreements with our directors, whereby we have agreed to indemnify our directors to the fullest extent permitted by law, including advancement of expenses incurred in legal proceedings to which the director was, or is threatened to be made, a party by reason of the fact that such director is or was a director, officer, employee or agent of the Company, provided that such director acted in good faith and in a manner that the director reasonably believed to be in, or not opposed to, the best interest of the Company.

Rule 10b5-1 Sales Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from them. A director or officer can only enter into a 10b5-1 plan when he or she is not in possession of material non-public information regarding the Company. Under certain circumstances, a broker may subsequently execute trades pursuant to such plan, even if the director or officer has subsequently come into possession of material non-public information. The director or officer may amend or terminate the plan in some circumstances. Our directors and executive officers may also buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Employment Agreements

Andrew Gengos

On December 3, 2012, the Company entered into an agreement with Mr. Andrew Gengos pursuant to which Mr. Gengos served as the Company’s President and Chief Executive Officer. On December 13, 2016, Mr. Gengos resigned from his position as President and Chief Executive Officer of the Company. On such date, the Company entered into a separation agreement with Mr. Gengos, pursuant to which Mr. Gengos remained an employee of the Company until December 31, 2016, at which point his employment agreement terminated.

Anthony Gringeri, Ph.D.

On August 19, 2013, the Company entered into an agreement with Dr. Anthony Gringeri pursuant to which Dr. Gringeri served as the Company’s Senior Vice President of Strategic Resources and now serves as the Company’s President and Chief Executive Officer. The agreement may be terminated be either party with or without cause.

Steven J. Swanson, Ph.D.

On January 30, 2015, the Company entered into an agreement with Dr. Steven J. Swanson pursuant to which Dr. Swanson serves as the Company’s Senior Vice President of Research. The agreement may be terminated be either party with or without cause.

David Fractor

On April 4, 2011, we entered into an offer letter agreement with David Fractor in connection with his commencement of employment by us. This agreement was last modified on September 17, 2015.

Equity Compensation Plan Information

The following table summarizes, as of December 31, 2016, (i) the number of shares of our common stock that are issuable under our equity compensation plans upon the exercise of outstanding options, warrants and other rights, (ii) the weighted-average exercise price of such options, warrants and rights, and (iii) the number of securities remaining available for future issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)(1)	(c)
Equity compensation plans approved by stockholders	158,915	(2)	$43.09	199,197
Equity compensation plans not approved by stockholders	3,750	(3)	$44.00	—

Total	162,665	(4)	$43.11	199,197

(1)	The calculation of the weighted-average exercise price of the outstanding stock options and rights excludes the shares of common stock included in column (a) that are issuable upon the vesting of then-outstanding restricted stock units because restricted stock units have no exercise price.
(2)	Includes 7,301 shares to be issued pursuant to outstanding restricted stock units.
(3)	Includes 7,301 shares to be issued pursuant to outstanding restricted stock units.
(4)	Includes 7,301 shares to be issued pursuant to outstanding restricted stock units.

In February 2005, the Company adopted an Equity Incentive Plan (the Plan) that was approved by our stockholders. Initially, the Company reserved 150,000 shares of common stock for issuance under the Plan, which was subsequently increased by the Company’s stockholders to 300,000 shares. Options to purchase 110,846 common shares were granted under the Plan and are outstanding as of December 31, 2016. Additionally, 6,500 shares of restricted common stock were granted to management and 1,000 shares of restricted common stock were granted to members of the Company’s Board of Directors under the Plan and 3,250 shares remain unvested. This plan expired in January 2016.

On March 11, 2016, the Company’s Board of Directors adopted the 2016 Equity Incentive Plan (the 2016 Plan) and reserved 250,000 shares of common stock for issuance under the 2016 Plan. The 2016 Plan was approved by the Company’s stockholders at its 2016 Annual Meeting of Stockholders. During the year ended December 31, 2016, the Company’s Board of Directors granted 48,444 stock options and 7,862 restricted stock units to certain directors, officers and employees. The options have an exercise price equal to the closing stock price on the date of grant. The stock options vest over a period of four years and the restricted stock units vest over a period of two years.

Equity compensation plans not approved by stockholders include a ten year option to purchase 37,500 shares at an exercise price of $44.00 per share (of which 33,750 have been exercised) issued to Dr. Keith Black, on January 8, 2007 in connection with his appointment to our Scientific Advisory Board.

Code of Ethics

Our Board of Directors has adopted a code of ethics covering all of our executive officers and key employees. A copy of our code of ethics is available on our website at www.imuc.com on the “Corporate Governance” page of the section titled “Investors.” If we make any substantive amendments to the code of ethics or grant any waiver from a provision of the code of ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver as required by applicable laws. To satisfy our disclosure requirements, we may post any waivers of or amendments to the code of ethics on our website in lieu of filing such waivers or amendments on a Form 8-K.

Report of the Audit Committee

The Audit Committee’s primary role is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal controls, and audit functions. The Audit Committee provides advice, counsel, and direction to management and the independent registered public accounting firm on the basis of the information it receives and discussions with management and the independent registered public accounting firm.

The Audit Committee also monitors the activities and performance of the Company’s independent registered public accounting firm, including the scope, external audit fees, independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services. The Audit Committee selects, evaluates and, when appropriate, replaces the independent registered public accounting firm. The Audit Committee also reviews the results of external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent registered public accounting firm presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent registered public accounting firm. In addition, the Audit Committee generally oversees the Company’s internal financial controls and financial disclosure procedures.

The Audit Committee is composed of three non-employee directors who are “independent directors” under SEC and NYSE MKT rules requiring the independence of audit committee members.

The Audit Committee has reviewed and discussed the audited consolidated financial statements of ImmunoCellular Therapeutics, Ltd. included in the Company’s Annual Report on 10-K for the year ended December 31, 2016 through periodic meetings with our independent registered public accounting firm and management. Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm, Marcum LLP, is responsible for auditing those financial statements. The Audit Committee is responsible for monitoring and reviewing these processes. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Audit Committee members are not employees of the Company, and do not represent themselves to be or to serve as accountants or auditors by profession or experts in the field of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements were prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in its report on the Company’s financial statements.

The Audit Committee has discussed with Marcum LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Marcum LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Marcum LLP its independence.

Based on the review and discussions described above with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2016, the Audit Committee recommended to the Board of Directors that such financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

Respectfully submitted,

Audit Committee

Gary S. Titus, Chairman
Rahul Singhvi, Sc.D.
Mark A. Schlossberg

PROPOSAL 2

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED SHARES

On March 18, 2017, our Board of Directors adopted, subject to stockholder approval, an amendment to our Amended and Restated Certificate of Incorporation to increase our authorized common stock from 25,000,000 shares to 50,000,000 shares.

The complete text of the amendment to our Amended and Restated Certificate of Incorporation is set forth as Appendix A to this proxy statement.

Purpose and Background of the Amendment

As of April 14, 2017, we had outstanding 3,464,175 shares of common stock, warrants and options to purchase a total of 1,871,222 shares of common stock, 7,301 shares of our Common Stock issuable upon the settlement of outstanding restricted stock units and 199,197 shares of common stock reserved for issuance under our Equity Plan. Accordingly, as of that date, we had 19,458,105 shares of our authorized common stock available for issuance that were not previously issued or reserved for issuance.

Our Board of Directors believes it is in the best interests of the Company and our stockholders to increase our authorized shares of common stock in order to have additional authorized shares available for use as our Board of Directors deems appropriate or necessary to pursue a number of strategic and financing transactions. For example, in 2016, we issued an aggregate of 863,750 shares of common stock and warrants to purchase 1,192,500 shares of common stock in an underwritten public offering for net proceeds of approximately $6.6 million (after deducting the underwriting discount and offering expenses payable by us and any proceeds from the exercise of warrants) to fund clinical development and other research and development activities and for working capital and general corporate purposes. Further, on April 4, 2017, the Company filed a registration statement on Form S-1 related to a potential underwritten public offering of the Company’s equity securities. Unless our stockholders approve this Proposal Two, we will not have sufficient unissued and unreserved shares of common stock to engage in similar transactions or to meet or to meet exigent needs to implement new or revised equity compensation arrangements in the future.

The Board of Directors desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or product lines through the acquisition of other businesses or products; and other purposes. For example, we will need to raise substantial additional funds to, among other things, continue enrollment in our phase 3 clinical trial of ICT-107, continue our Stem-to-T-cell research program, continue development of ICT-121 and provide working capital and general corporate purposes as we work to evaluate strategic alternatives for our immuno-oncology research and development pipeline and technology platform, which may include a potential merger, consolidation, reorganization or other business combination, as well as the sale of the company or the company’s assets.

If the amendment to our Amended and Restated Certificate of Incorporation to increase our authorized shares of common stock is approved by the stockholders, our Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law or any exchange on which our shares may be listed at that time. Holders of our common stock as such have no statutory preemptive rights with respect to issuances of common stock and are not entitled to dissenter’s rights with respect to the amendment.

Rights of Additional Authorized Shares

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The holders of common stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to our common stock.

Potential Adverse Effects of the Amendment

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current stockholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment and Required Vote

If the proposed amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. However, even if our stockholders approve the proposed amendment, our Board retains discretion under Delaware law not to implement the proposed amendment. If our Board were to exercise such discretion, the number of authorized shares would remain at the current level. The affirmative vote of the holders of a majority of the outstanding shares of our common stock will be required to approve the amendment. As a result, abstentions will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Accounting Fees

The Audit Committee appointed Marcum LLP as our independent registered public accounting firm for the fiscal years ended December 31, 2010 through 2016. The following table shows the fees that were paid or accrued by us for audit and other services provided by Marcum LLP during each of the two years ended December 31, 2016 and 2015.

	2016	2015
Audit fees (1)	$179,703	$155,788
Audit-related fees (2)	—	—
Tax fees (3)	14,720	20,687
All other fees (4)	158,743	123,450

Total*	$353,166	$299,925

(1)	Audit fees represent fees for professional services provided in connection with the audit of our annual financial statements and the review of our financial statements included in our Form 10-Q quarterly reports and services that are normally provided in connection with statutory or regulatory filings for the 2010 through 2016 fiscal years.
(2)	Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and not reported above under “Audit Fees.”
(3)	Tax fees represent fees for professional services related to tax compliance, tax advice and tax planning.
(4)	These fees primarily represent fees for professional services related to the filing of various registration statements with the Securities and Exchange Commission and issuance of comfort letters to underwriters in connection with financing transactions.
*	All audit related services, tax services and other services rendered by Marcum LLP were pre-approved by our Board of Directors or Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all of the services that were performed for us by Marcum LLP. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting. The Audit Committee has concluded that the provision of the non-audit services listed above was compatible with maintaining the independence of Marcum LLP.

Stockholder Ratification of the Appointment of Marcum LLP.

The Audit Committee has approved Marcum LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2017. We are not required to seek stockholder approval for the appointment of our independent registered public accounting firm. However, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative of Marcum LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if the representative so desires, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL 4

SAY-ON-PAY

AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Stockholders are being asked to approve, on an advisory basis, the compensation of our named executive officers, as disclosed under Securities and Exchange Commission rules, including the compensation tables and related material included in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to express your views on our named executive officers’ compensation. Your vote is not intended to address any specific item of our compensation program, but rather to address our overall approach to the compensation of our named executive officers described in this Proxy Statement.

The Compensation Committee oversees our executive compensation program, including the compensation of our named executive officers. All members of our Compensation Committee are independent directors, within the meaning of applicable stock exchange listing standards, and the Compensation Committee engages and receives advice from an independent compensation consultant.

We are asking our stockholders to support our named executive officer compensation as described in this Proxy Statement. Our Compensation Committee and our Board believe our overall process effectively implements our compensation philosophy and achieves our goals. Accordingly, we ask you to vote FOR the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the executive compensation tables and related narrative discussion, is hereby APPROVED.”

This vote on the named executive officer compensation is advisory, and therefore will not be binding on the Company and will not affect, limit or augment any existing compensation or awards. However, we value our stockholders’ opinions and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Advisory approval of this proposal requires the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 5

ADJOURNMENT OF THE ANNUAL MEETING

A proposal will be submitted to the stockholders at the Annual Meeting to approve adjournment of the Annual Meeting, if necessary or appropriate, to establish a quorum or to solicit additional proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve Proposal Two. Any adjournment of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting. Any adjournment of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to the time that the proxies are used.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and entitled to vote at the Special Meeting is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO ESTABLISH A QUORUM OR TO SOLICIT ADDITIONAL PROXIES IN THE EVENT THERE ARE NOT SUFFICIENT VOTES AT THE TIME OF THE ANNUAL MEETING TO APPROVE PROPOSAL TWO.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is currently, or ever has been, an officer or employee of the Company. No executive officer of the Company has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

TRANSACTIONS WITH RELATED PERSONS

Related-Person Transactions Procedures

It is our practice to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter and as required by the NYSE MKT rules, our Audit Committee is charged with reviewing and approving all related-party transactions, other than those previously reviewed and approved by an independent committee of the Company’s Board of Directors or an independent majority of the Company’s Board of Directors, after reviewing each such transaction for potential conflicts of interest and other improprieties.

Certain Transactions

We have entered into indemnification agreements with our directors. See “Compensation Discussion and Analysis—Limitation on Liability and Indemnification Matters.”

OTHER MATTERS

Stockholder Proposals

Any proposal that a stockholder intends to present in our proxy statement for consideration at our next annual meeting of stockholders, to be held in 2018, must be received by us on or before January 1, 2018, or if the date of the annual meeting is moved more than 30 days from the anniversary of our 2017 annual meeting, then no later than the close of business on the 60th day prior to such annual meeting and the 10th day following the date on which public announcement of the date of the meeting is made. If a stockholder desires to present a proposal at our next annual meeting of stockholders but does not desire to include the proposal in our proxy statement, we must receive the proposal no later than January 1, 2018. All proposals described in this paragraph must comply with the stockholder proposal requirements set forth in our Bylaws and should be sent to ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary.

Expenses of Solicitation

We will bear the entire cost of proxy solicitation, including the costs of preparing, assembling, printing and mailing this Proxy Statement, the Notice, the proxy card and any additional solicitation materials furnished to the stockholders. Copies of these materials will be furnished to brokers, banks or other nominees holding shares in their names that are beneficially owned by others so they may forward these materials to such beneficial owners. In addition, we may reimburse such persons for their reasonable expenses in forwarding the solicitation materials to the beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contact, telephone, facsimile, email or any other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

We have engaged Morrow Sodali LLC to assist in proxy solicitation and collection at a cost of $7,500, plus out-of-pocket expenses.

Miscellaneous

Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

A copy of our Annual Report on Form 10-K, without exhibits, for the year ended December 31, 2016 that we filed with the SEC accompanies this Proxy Statement. Copies of the Form 10-K exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: ImmunoCellular Therapeutics, Ltd., 23622 Calabasas Road, Suite 300, Calabasas, California 91302, Attention: Corporate Secretary.

By Order of the Board of Directors

April , 2017
Gary S. Titus
Corporate Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Under Section 242 of the General Corporation Law of the State of Delaware)

ImmunoCellular Therapeutics, Ltd., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST. The name of the corporation is ImmunoCellular Therapeutics, Ltd.

SECOND. The date on which the Certificate of Incorporation of the corporation was originally filed with the Secretary of State of the State of Delaware is March 20, 1987.

THIRD. The board of directors of the corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions to amend Section 1 of Article FOURTH so that, as amended, it shall be and read in full as follows:

“FOURTH

Section 1. Authorized Capital Stock. The Company is authorized to issue two classes of capital stock, designated Common Stock and Preferred Stock. The total number of shares of capital stock that the Company is authorized to issue is 51,000,000 shares, consisting of 50,000,000 shares of Common Stock, par value $0.0001 per share, and 1,000,000 shares of Preferred Stock, par value $0.0001 per share.

FOURTH. This Certificate of Amendment was duly adopted by the stockholders of the corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by Anthony Gringeri, Ph.D., its President and CEO, this      day of             , 201  .

ImmunoCellular Therapeutics, Ltd.

By:
Name:	Anthony Gringeri, Ph.D.
Title:	President and CEO

Appendix A-1

IMMUNOCELLULAR THERAPEUTICS, LTD.
23622 CALABASAS ROAD, STE. 300
CALABASAS, CA 91302
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E27600-TBD
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
IMMUNOCELLULAR THERAPEUTICS, LTD.
For All Withhold All For All Except
The Board of Directors recommends you vote FOR the
following:
1. Election of Directors
Nominees:
01) Gary S. Titus
02) Anthony Gringeri, Ph.D.
03) Rahul Singhvi, Sc.D.
04) John S. Yu, M.D.
05) Gregg A. Lapointe
06) Mark A. Schlossberg
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.
For Against Abstain
2. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 25,000,000 to 50,000,000.
3. To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.
4. To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the accompanying Proxy Statement (a Say-on-Pay vote).
5. To adjourn the Annual Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Annual Meeting cast in favor of Proposal Two.
NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). If no direction is made, this proxy will be voted “For All” of the nominees set forth in Proposal 1, and “For” Proposals 2, 3, 4 and 5. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
E27601-TBD
IMMUNOCELLULAR THERAPEUTICS, LTD.
Annual Meeting of Stockholders
June 16, 2017, 8:00 AM
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Gary S. Titus and Anthony Gringeri, Ph.D., and each of them, as proxies for the undersigned, with full power of substitution and revocation, to vote all of the shares of stock of ImmunoCellular Therapeutics, Ltd. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ImmunoCellular Therapeutics, Ltd. to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, on Friday, June 16, 2017 at 8:00 a.m., PDT, and at any and all postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, on the matters listed on the reverse side and in accordance with the following instructions, with discretionary authority as to any other business that may properly come before the meeting.
This proxy, when properly executed and returned, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “For All” of the nominees set forth in Proposal 1, and “For” Proposals 2, 3, 4 and 5. If any other matters are properly brought before the meeting, the persons named on this proxy will vote on those matters in accordance with their best judgment.
Continued and to be signed on reverse side
V.1.1